UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 17, 2026

PHIO PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 Swedeland Road, Suite 23-1080
King of Prussia, PA	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 947-0251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	PHIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (d). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 17, 2026, Phio Pharmaceuticals Corp. (the “Company”) and Robert J. Bitterman, the Company’s President and Chief Executive Officer, entered into an amendment (the “Second Amendment”) to the existing employment agreement with Mr. Bitterman, dated February 20, 2023, as amended by the First Amendment dated March 25, 2025 (the “Existing Employment Agreement”).

The Second Amendment (i) amends the severance provision in the Existing Employment Agreement to provide that, in the event of a termination by the Company without “cause” (as defined in the Existing Employment Agreement) or by Mr. Bitterman for “good reason” (as defined in the Existing Employment Agreement), Mr. Bitterman is entitled to severance in the amount of twelve (12) months of his base salary and (ii) provides that Mr. Bitterman’s annual target bonus opportunity shall be 50% of his base salary (increased from 40% in the Existing Employment Agreement).

The foregoing description of the Second Amendment is only a summary and is qualified in its entirety by reference to the complete terms and conditions of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to the Employment Agreement of Robert J. Bitterman, dated February 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: February 18, 2026	By:	/s/ Robert J. Bitterman
Robert J. Bitterman President & Chief Executive Officer

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